Exhibit 4.2

EXECUTION VERSION

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.,

as Issuer,

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor,

THE BANK OF NEW YORK MELLON,

as Trustee

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Paying Agent

SECOND SUPPLEMENTAL SENIOR INDENTURE

Dated as of November 25, 2019

to the Senior Indenture dated as of March 14, 2018

Creating the series of Securities (as defined herein) designated

6.000% Senior Notes due 2025

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EXHIBIT A - FORM OF NOTE	A-1
EXHIBIT B - FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S	B-1
EXHIBIT C - FORM OF CERTIFICATE FOR TRANSFER TO QIB	C-1
EXHIBIT D - FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144	D-1

ii

SECOND SUPPLEMENTAL SENIOR INDENTURE, dated as of November 25, 2019, by and among Teva Pharmaceutical Finance Netherlands II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the “Guarantor”), The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Paying Agent a Senior Indenture, dated as of March 14, 2018 (the “Base Indenture”), providing for the issuance from time to time of one or more series of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Paying Agent a first supplemental senior indenture, dated as of March 14, 2018, providing for the issuance of 3.250% Senior Notes due 2022 and the 4.500% Senior Notes due 2025;

WHEREAS, Section 7.01(h) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this second supplemental senior indenture (this “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to amend and supplement the Base Indenture insofar as it will apply only to the 6.000% Senior Notes due 2025 (the “Notes”) issued hereunder (and not to any other series of Securities); and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Indenture unless otherwise indicated. For all purposes of this Supplemental Indenture and the Notes, the following terms are defined as follows:

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Add On Notes” means any notes originally issued after the date hereof pursuant to Section 2.9, including any replacement notes as specified in the relevant Add On Note Board Resolutions, Officer’s Certificate or supplemental indenture issued therefor in accordance with the Base Indenture.

“Additional Tax Amounts” has the meaning specified in Section 3.1.

“Agent Members” has the meaning specified in Section 2.5.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Common Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Agent” has the meaning specified in Section 7.11.

“Business Day” means any day on which commercial banks and foreign exchange markets are open for business in New York and London; provided that, for purposes of payments on the Notes, a “Business Day” must be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) is operating.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, S.A.

“Common Depositary” means The Bank of New York Mellon, London Branch, at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, as common depositary for Euroclear and/or Clearstream, or any successor Person thereto.

“Consolidated Net Worth” means the stockholders’ equity of the Guarantor and its consolidated subsidiaries, as shown on the audited consolidated balance sheet of the Guarantor’s latest annual report to stockholders, prepared in accordance with GAAP.

“corporation” means corporations, associations, limited liability companies, companies and business trusts or any other similar entity.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.7.

“Definitive Note” means a certificated Initial Note, Add On Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend, substantially in the form of Exhibit A hereto (“Exhibit A”).

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euro” means the lawful single currency of the participating states of the European Union as at the time of payment is legal tender for the payment of public and private debts.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” with respect to the Notes shall not have the meaning assigned to such term by Section 4.01 of the Base Indenture. An Event of Default with respect to the Notes means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    the Issuer defaults in the payment of the principal and premium, if any, on the Notes when it becomes due and payable at Maturity or upon redemption;

(b)    the Issuer defaults in the payment of interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on the Notes when it becomes due and payable and such default continues for a period of 30 days;

(c)    the Guarantor fails to perform its obligations under the Guarantee relating to the Notes;

(d)    except as otherwise permitted by the Indenture, the Guarantee with respect to the Notes is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(e)    either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or this Supplemental Indenture or the Base Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to the Issuer or the Guarantor, as the case may be, by the Trustee or to the Issuer or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(f)    (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $250,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $250,000,000 because of a default with respect to such Indebtedness, without, in the case of either (i) or (ii) above, such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(g)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)    the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or the Guarantor, or the filing by the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Issuer or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor expressly in furtherance of any such action.

Except as otherwise provided herein, with respect to the Notes, the references in Section 4.01 of the Base Indenture to “clauses 4.01(a), 4.01(b), 4.01(c) or 4.01(f) above” shall be construed as references to clauses (a), (b), (c), (d), (e) or (f) of this definition and references to Sections 4.01(d) and (e) in the Base Indenture shall be construed as references to clauses (g) and (h) of this definition.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“GAAP” has the meaning given to “generally accepted accounting principles” in the Base Indenture; provided, however, that any change in GAAP that would cause the Guarantor to record an existing item as a liability upon that entity’s balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes of this Supplemental Indenture.

“Global Note” has the meaning specified in Section 2.2(b).

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee of the Guarantor in respect of the Notes in the form provided in Section 2.4.

“Guarantor” means Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder,” “Holder of Notes” or other similar terms means the registered holder of any Note.

“Indebtedness” means, with respect to any Person:

(1)

any liability for borrowed money, or evidenced by an instrument for the payment of money, or incurred in connection with the acquisition of any property, services or assets (including securities), or relating to a capitalized lease obligation, other than accounts payable or any other indebtedness to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services;

(2)	obligations under exchange rate contracts or interest rate protection agreements;

(3)	any obligations to reimburse the Issuer of any letter of credit, surety bond, performance bond or other guarantee of contractual performance;

(4)	any liability of another Person of the type referred to in clause (1), (2) or (3) of this definition which has been assumed or guaranteed by such Person; and

(5)

any obligations described in clauses (1) through (3) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person.

“Independent Investment Banker” means a bank appointed by the Issuer which is a primary European government security dealer, and any of its successors, or a market maker in pricing corporate bond issues.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified in Section 2.1(a).

“Interest Payment Date” means each of January 31 and July 31 of each year, beginning July 31, 2020; provided, however, that if any such date is not a Business Day, the payment shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue thereon on account of such delay.

“Interest Rate” means 6.000% per annum, plus Additional Interest, if any.

“Issuer” means Teva Pharmaceutical Finance Netherlands II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written order signed in the name of the Issuer by any Officer of the Issuer or a duly authorized Attorney-in-Fact of the Issuer, and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, call for redemption or otherwise.

“Note” or “Notes” has the meaning specified to it in the fourth recital paragraph of this Supplemental Indenture.

“Officer” has the meaning given to “Officer” in the Base Indenture.

“Par Call Date” means October 31, 2024 (the date that is three months prior to the Stated Maturity of the Notes).

“Paying Agent” means an office or agency where Notes may be presented for payment, including The Bank of New York Mellon, London Branch. The term “Paying Agent” includes any additional paying agent.

“Permitted Liens” means:

(1)	Liens existing as of the date when the Issuer first issues the Notes pursuant to this Supplemental Indenture;

(2)

Liens on property created, incurred or assumed prior to, at the time of or within 120 days after the date of acquisition, completion of construction or completion of improvement of such property to secure all or part of the cost of acquiring, constructing or improving all or any part of such property;

(3)

landlord’s, material men’s, carriers’, workmen’s, repairmen’s and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

(4)

Liens existing on any property of any Person at the time such Person became or becomes a subsidiary of the Guarantor (provided that the Lien has not been created or assumed in contemplation of such Person becoming a subsidiary of the Guarantor);

(5)	Liens securing debt owing by a subsidiary to the Guarantor or to one or more of its subsidiaries;

(6)

Liens in favor of any governmental authority of any jurisdiction securing the obligation of the Guarantor or any of its subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes; or

(7)

any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, or the Indebtedness secured thereby; provided, however, that (i) the principal amount of Indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, substitution or replacement; and (ii) any such extension, renewal, substitution or replacement Lien shall be limited to the property covered by the Lien extended, renewed, substituted or replaced.

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or political subdivision thereof or any other entity.

“Purchase Agreement” means the Purchase Agreement, dated November 19, 2019, among the Issuer, Teva Pharmaceutical Finance Netherlands III B.V., the Guarantor and the initial purchasers named in Schedule I thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be.

“Redemption Date,” when used with respect to the Notes to be redeemed, means the date fixed for such redemption.

“Redemption Price” when used (a) with respect to the Notes to be redeemed pursuant to Section 4.1 of this Supplemental Indenture, means an amount that is equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Reinvestment Rate, plus accrued and unpaid interest thereon, if any (including Additional Interest, if any), to, but not including, the Redemption Date, provided that if the Redemption Date is on or after the Par Call Date, the Redemption Price for the Notes will be equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any (including Additional Interest, if any), to, but not including, the Redemption Date; and (b) with respect to any Notes to be redeemed pursuant to Section 4.4 of this Supplemental Indenture, means an amount that is equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any (including Additional Interest, if any), to, but not including, the Redemption Date.

“Reference Bund” means the 0.000% Federal Government Bond of Bundesrepublik Deutschland due October 18, 2024, with ISIN DE0001141802.

“Reference Dealers” means the Independent Investment Banker and each of the three other banks selected by the Issuer which are primary European government security dealers, and their respective successors, or market makers in pricing corporate bond issues.

“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of November 25, 2019, among the Issuer, the Guarantor and the representatives of the initial purchasers set forth on Schedule I thereto and (ii) with respect to any Add On Notes, one or more registration rights agreements entered into in connection with the issuance of such Add On Notes in a private offering by the Issuer after the date hereof, as such agreements may be amended from time to time.

“Regular Record Date” means the close of business on the Business Day immediately preceding the related Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Reinvestment Rate” means 0.50%, plus the greater of (i) the average of the four quotations given by the Reference Dealers of the mid-market semi-annual yield to maturity of the applicable Reference Bund at 11:00 a.m. (Central European time (“CET”)) on the fourth Business Day preceding the Redemption Date and if the applicable Reference Bund is no longer outstanding, a Similar Security will be chosen by the Independent Investment Banker at 11:00 a.m. (CET) on the third Business Day in London preceding such Redemption Date, quoted in writing by the Independent Investment Banker to the Issuer and (ii) zero.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note as if redeemed on the Par Call Date. If the applicable Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such Redemption Date.

“Restricted Notes Legend” means the Rule 144A Restricted Notes Legend or the Regulation S Restricted Notes Legend, as applicable.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sale-Leaseback Transaction” means the sale or transfer by the Guarantor or any subsidiary of any property to a Person and the taking back by the Guarantor or any subsidiary, as the case may be, of a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Similar Security” means a reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity comparable with the Par Call Date of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Par Call Date of Notes.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.7.

“Stated Maturity” means the date specified in any Note as the fixed date for the payment of principal on such Note.

“subsidiary” means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or by such Person and one or more other subsidiaries. For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Taxing Jurisdiction” means, with respect to the Notes, The Netherlands, Israel or any jurisdiction where a successor to the Issuer or the Guarantor is incorporated or organized or considered to be a resident, if other than The Netherlands or Israel, respectively, or any jurisdiction through which payments will be made.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Supplemental Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent such amendment is applicable to this Supplemental Indenture and the Base Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Transfer Restricted Notes” means Definitive Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. Person” means a U.S. Person as defined in Regulation S.

Section 1.2    Incorporation by Reference of Trust Indenture Act.

Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in the Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantee; and

“obligor” on the Notes means the Issuer and on the Guarantee means the Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3    Rules of Construction.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)    all accounting terms not otherwise defined herein have the meanings assigned to them under GAAP;

(3)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(4)    whenever in this Supplemental Indenture or the Base Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the Notes.

ARTICLE 2

THE NOTES AND THE GUARANTEE

Section 2.1    Title and Terms.

(a)    The Notes shall be known and designated as the “6.000% Senior Notes due 2025” of the Issuer. The aggregate principal amount that may be authenticated and delivered under this Supplemental Indenture of the Notes is limited to €1,000,000,000; except for Add On Notes issued in accordance with Section 2.9 and Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5. The Notes shall be issuable in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess of €100,000.

(b)    The Notes shall mature on January 31, 2025.

(c)    Interest on the Notes shall accrue from November 25, 2019, at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on each Interest Payment Date.

(d)    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(e)    A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

(f)    Payments on the Global Notes will be made through the Paying Agent. Payments on the Notes will be made in Euros at the specified office or agency of the Paying Agent; provided that all such payments with respect to Notes represented by one or more Global Notes deposited with and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, will be by wire transfer of immediately available funds to the account specified in writing by the holder or holders thereof to the Common Depositary.

(g)    Payments on Definitive Notes, shall be payable at the office or agency of the Issuer maintained for such purpose, initially the specified office or agency of the Paying Agent and, at the option of the Issuer, may be made by wire transfer to the account specified by the Holder or Holders thereof as notified to the Paying Agent in writing at least 15 days prior to the relevant payment date.

(h) The Notes shall be redeemable at the option of the Issuer as provided in Article 4.

Section 2.2    Forms of Notes.

(a)    Except as otherwise provided pursuant to this Section 2.2, the Notes are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto with such applicable legends as are provided for in Section 2.3. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture and the Base Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

(b)    The Notes and the Guarantee are being (i) initially offered and sold by the Issuer to the initial purchasers thereof pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) non-U.S. Persons in offshore transactions in accordance with Regulation S (“Regulation S Notes”). Add On Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable. The Rule 144A and the Regulation S Notes shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, each with the applicable legends as provided in Section 2.3 (each referred to as the “Rule 144A Global Note” and the “Regulation S Global Note,” respectively). The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall be duly executed by the Issuer and authenticated and delivered by the Trustee, shall have endorsed thereon the applicable Guarantee executed by the Guarantor and shall be deposited with and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar or the Paying Agent, at the direction of the Trustee, as hereinafter provided.

(c)    At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Common Depositary to the Trustee for cancellation or retained and canceled by the Trustee at the written direction of the Issuer. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note, by the Trustee, to reflect such reduction.

Section 2.3    Selling Restrictions; Legends.

(a)    Each Global Note shall bear a legend on the face thereof substantially in the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Global Notes Legend”):

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(b)    Except as permitted by this Section 2.3, Section 2.6(d) and Section 2.6(g), each Rule 144A Global Note and each Definitive Note, if applicable, shall bear a legend on the face thereof substantially in the following applicable form (each defined term in the legend being defined as such for purposes of the legend only) (the “Rule 144A Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V. (THE “ISSUER”) OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, TEVA PHARMACEUTICAL INDUSTRIES LIMITED (THE “GUARANTOR”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (IF AVAILABLE), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PURSUANT TO THE INDENTURE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE

IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER.

(c)    The Regulation S Global Note shall bear a legend on the face thereof substantially in the following applicable form (each defined term in the legend being defined as such for purposes of the legend only) (the “Regulation S Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS A PART.

(d)    Each Definitive Note shall bear a legend on the face thereof substantially in the following form (the “Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(e)    Each Note shall bear a legend substantially in the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) SUCH HOLDER IS NOT ACQUIRING, HOLDING OR DISPOSING OF THE NOTES OR ANY INTEREST THEREIN WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR (III) ANY ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT; OR (B)(1) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES OR ANY INTEREST THEREIN BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (2) IF SUCH PURCHASER IS SUBJECT TO ERISA OR

SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE THE NOTES (OR ANY INTEREST THEREIN) HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER, THE GUARANTOR, THE TRUSTEE, THE INITIAL PURCHASERS AND ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “TRANSACTION PARTIES”), WHICH PLAN FIDUCIARY (I) IS A FIDUCIARY UNDER ERISA, THE CODE OR BOTH WITH RESPECT TO THE PURCHASER’S DECISION TO PURCHASE THE NOTES (OR ANY INTEREST THEREIN), (II) IS NOT, IN THE CASE OF AN IRA, THE IRA OWNER, (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE INVESTMENT IN THE NOTES (OR ANY INTEREST THEREIN), (IV) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PURCHASER IN THE NOTES (OR ANY INTEREST THEREIN), (V) IS A BANK, INSURANCE CARRIER, REGISTERED INVESTMENT ADVISER, REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT AND CONTROL, AND (VI) THE PLAN FIDUCIARY IS NOT (NOR IS THE PURCHASER) PAYING ANY FEE OR OTHER COMPENSATION TO THE TRANSACTION PARTIES FOR INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ACQUISITION OF THE NOTES (OR ANY INTEREST THEREIN).

(f)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(g)    After a transfer of any Initial Notes or Add On Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Add On Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Add On Notes shall cease to apply and the requirements that any such Initial Notes or Add On Notes be issued in global form shall continue to apply.

(h)    Upon the consummation of an Exchange Offer with respect to the Initial Notes or Add On Notes pursuant to which Holders of such Initial Notes or Add On Notes are offered Exchange Notes in exchange for their Initial Notes or Add On Notes, all requirements pertaining to Initial Notes or Add On Notes that Initial Notes or Add On Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Add On Notes in such Exchange Offer.

(i)    Any Add On Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(j)    Notwithstanding anything to the contrary in the Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in a Note subject to the Regulation S Restricted Notes Legend prior to the end of the Distribution Compliance Period.

Section 2.4    Form of Guarantee.

A Guarantee substantially in the following form shall be endorsed on the reverse of each Note:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note (the “Guarantee”) the due and punctual payment of the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts and Additional Interest, in each case, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized Officer.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By

Section 2.5    Book-Entry Provisions for the Global Notes.

(a)    The Global Notes initially shall be deposited with and registered in the name of the Common Depositary or its nominee for the accounts of Euroclear and Clearstream.

(b)    Members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by Euroclear or Clearstream, or the Common Depositary, or under such Global Note, and the Common Depositary may be treated by the Issuer, the Guarantor, the Trustee, the Paying Agent and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Guarantor, the Trustee, the Paying Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream and the Agent Members, the operation of customary practices of Euroclear or Clearstream governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Common Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Notes.

(c)    The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Euroclear or Clearstream or its nominee, Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, the Base Indenture or the Notes.

(d)    A Global Note may not be transferred, in whole or in part, to any Person other than the Common Depositary (or its nominee by a nominee of the Common Depositary to the Common Depositary or to another nominee of the Common Depositary, or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of Euroclear or Clearstream.

(e)    Except as provided in Sections 2.5(f) and 2.6, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(f)    If at any time:

(1)    either Euroclear or Clearstream notifies the Issuer in writing that it is no longer willing or able to continue to act as depositary for the Global Notes and a successor depositary for the Global Notes is not appointed by the Issuer within 120 days of such notice;

(2)    an Event of Default has occurred and is continuing and enforcement action is being taken in respect thereof under their Indenture and the Registrar has received a request from Euroclear or Clearstream on behalf of their Agent Members for the issuance of Definitive Notes in exchange for such Global Note or Global Notes; or

(3)    the Issuer, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Note for Definitive Notes; such Global Note or Global Notes shall be deemed to be surrendered to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver, in exchange for such Global Note or Global Notes, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Definitive Notes shall be registered in such names as Euroclear or Clearstream shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

(g)    Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.5(f), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in such Global Note to be transferred.

Section 2.6    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a written request:

(i)	to register the transfer of such Definitive Notes, or

(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)    in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.6(b) or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i)    a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto, and

(ii)    written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Common Depositary account to be credited with such increase, the Paying Agent shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee or its authenticating agent shall authenticate, upon written order of the Issuer in the form of an Officer ’s Certificate, a new applicable Global Note in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes.

(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth in Section 2.6(d), if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Section 2.6 (other than the provisions set forth in Section 2.5(f)), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)    A registration of transfer of a Rule 144A Note or a Regulation S Note of a beneficial interest therein to a QIB shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit B from the proposed transferee; provided that after the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit B or any additional certification.

(v)    A registration of transfer of a Rule 144A Note or a Regulation S Note of a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee; provided that after the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit C or any additional certification.

(vi)    A registration of transfer of a Rule 144A Note or a Regulation S Note of a beneficial interest therein pursuant to Rule 144 shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee; provided that after the expiration of the Distribution Compliance Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit D or any additional certification.

(d)    Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture for exchange or registration of transfers. Such written certifications shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Supplemental Indenture.

(iii)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 under the Securities Act and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee or its authenticating agent shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.08, 2.09, 2.11 and 11.02 of the Base Indenture).

(iii)    Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)    In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(f)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to the Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)    Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(g)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Officer ’s Certificate or an Issuer Order, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of the Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

Section 2.7    Defaulted Interest.

If the Issuer fails to make a payment of interest (including Additional Interest, if any) on any Note when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of the Notes on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall deliver to Holders affected thereby, with a copy to the Trustee and the Paying Agent, a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

Section 2.8    Execution of Guarantee.

The Guarantor hereby agrees to execute the Guarantee in substantially the form above recited to be endorsed on each Note. If the Issuer shall execute Definitive Notes in accordance with Section 2.5, the Guarantor shall execute the Guarantee in substantially the form above recited to be endorsed on each Note. The Guarantee shall be executed on behalf of the Guarantor by an Officer of the Guarantor. The signature of any Officer on the Guarantee may be manual or facsimile.

In case any Officer of the Guarantor who shall have signed the Guarantee endorsed on a Note shall cease to be such Officer before the Note so signed shall be authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantee had not ceased to be such Officer of the Guarantor; and any Guarantee endorsed on a Note may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper Officers of the Guarantor, although at the date of the execution and delivery of this Supplemental Indenture any such person was not such an Officer.

Section 2.9    Add On Notes.

The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Supplemental Indenture and the Base Indenture, without the consent of the Holders, create and issue pursuant to this Supplemental Indenture and the Base Indenture Add On Notes having terms identical to those of the Outstanding Notes, except that Add On Notes:

(a)    may have a different issue date from other Outstanding Notes;

(b)    may have a different first Interest Payment Date after issuance than other Outstanding Notes;

(c)    may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

(d)    may have a different issue price;

(e)    may have a different CUSIP or ISIN number if such Add On Notes are not fungible with the Notes then outstanding for United States federal income tax purposes; and

(f)    may have terms specified in Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture for such Add On Notes making appropriate adjustments to this Article 2 and Exhibit A (and related definitions), as the case may be, applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Add On Notes) and which shall not affect the rights, benefits, immunities or duties of the Trustee.

In authenticating any Add On Notes, and accepting the additional responsibilities under the Indenture in relation to such Add On Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(a)    the Add On Note Board Resolutions, Officer’s Certificate or supplemental indenture relating thereto, setting forth the form and terms of the Add On Notes;

(b)    an Officer’s Certificate complying with Section 7.5; and

(c)    an Opinion of Counsel complying with Section 7.5 stating,

(1)    that the forms of the Notes have been established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, as permitted by this Section 2.9 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(2)    that the terms of the Notes have been established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, as permitted by this Section 2.9 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture; and

(3)    that the Notes and the related Guarantee, when authenticated and delivered by the Trustee and issued by the Issuer and the Guarantor in the manner provided for herein and in the Base Indenture and the Guarantee, respectively, subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, entitled to the benefits provided in this Supplemental Indenture and the Base Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of the Notes.

If such forms or terms have been so established by or pursuant to Add On Note Board Resolutions, an Officer’s Certificate or a supplemental indenture, the Trustee shall have the right to decline to authenticate and deliver any Notes:

(1)    if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2)    if the Trustee in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Notes; or

(3)    if the issue of such Add On Notes pursuant to this Supplemental Indenture and the Base Indenture will affect the Trustee’s own rights, duties, benefits and immunities under the Notes, this Supplemental Indenture and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding anything in this Section 2.9, the Issuer may not issue Add On Notes if an Event of Default shall have occurred and be continuing.

Section 2.10    ISIN Numbers and Common Codes.

The Issuer in issuing the Notes may use “ISIN” Numbers (if then generally in use) and common codes, and, if so, the Trustee and the Paying Agent shall use “ISIN” numbers and common codes in notices of redemption and other notices to the Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee and the Paying Agent of any change in the “ISIN” numbers or common codes.

ARTICLE 3

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 3 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article 3.

Section 3.1    Payment of Additional Tax Amounts.

With respect to the Notes, Section 12.02 of the Base Indenture is not applicable. All payments of interest and principal by the Issuer under the Notes and by the Guarantor under the Guarantee shall be made without withholding or deduction for, or on account of, any present or future Taxes unless such withholding or deduction is required by law. In the event that the Issuer or the Guarantor is required to withhold or deduct on account of any such Taxes from any payment made under or with respect to the Notes, the Issuer or the Guarantor, as the case may be, will (a) withhold or deduct such amounts, (b) pay such additional tax amounts so that the net amounts received by each Holder or beneficial owner of the relevant Notes will equal the amount such Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted (“Additional Tax Amounts”) and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Tax Amounts shall be payable in respect of any Note:

(1)    to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some present or former connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Notes (including but not limited to citizenship, nationality, residence, domicile, or the existence of a business, permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(2)    in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Notes to make a declaration of non-residence, or any other claim or filing for exemption to which it is entitled or otherwise comply with any reasonable certification, identification, information, documentation or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, (b) the Holder (or beneficial owner) is able to comply with these requirements without undue hardship and (c) the Issuer has given the Holders (or beneficial owners) at least 30 calendar days prior notice that they will be required to comply with such requirement;

(3)    to the extent that such Taxes are imposed by reason of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Notes, except as otherwise provided in the Indenture;

(4)    to the extent that any such Taxes would not have been imposed but for the presentation of the Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Tax Amounts had the Notes been presented for payment on any date during such 30-day period;

(5)    in respect of any Taxes imposed under Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, any applicable U.S. Treasury Regulations promulgated thereunder, or any judicial or administrative interpretations of any of the foregoing; or

(6)    any combination of items 1 through 5 above.

For purposes of this Section 3.1, “Taxes” means, with respect to payments on the Notes, all taxes, withholdings, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political subdivision thereof or any authority or agency therein or thereof having power to tax.

Section 3.2    Stamp Tax.

The Issuer and the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto.

Section 3.3    Corporate Existence.

Subject to Article 8 of the Base Indenture and subject to the ability of the Issuer or the Guarantor to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Issuer or the Guarantor then exists, each of the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such existence, right or franchise if the Issuer and the Guarantor determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 3.4    Certificates of the Issuer and the Guarantor.

The Issuer will furnish to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate of the Issuer as to the signer’s knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Supplemental Indenture and the Base Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Supplemental Indenture or the Base Indenture). In the event the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Issuer shall deliver an Officer’s Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 3.5    Guarantor To Be the Sole Equityholder of the Issuer.

So long as any Notes are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding Capital Stock of the Issuer.

Section 3.6    Limitation on Liens.

The Guarantor shall not, and shall not permit any subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, upon any of its property (including any shares of Capital Stock or Indebtedness of any subsidiary) to secure any other Indebtedness incurred by the Guarantor or any subsidiary, without in any such case making effective provision whereby all of the Notes outstanding (together with, if the Guarantor so determines, any other Indebtedness by the Guarantor or any subsidiary ranking equally with the Notes or the Guarantee) shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such other Indebtedness shall be so secured unless, after giving effect to such Lien, the aggregate amount of secured Indebtedness then outstanding (excluding Indebtedness secured solely by Permitted Liens) plus the value (as defined in Section 3.7) of all Sale-Leaseback Transactions (other than those described in clause (a) or clause (b) of Section 3.7) then outstanding would not exceed 10% of the Guarantor’s Consolidated Net Worth.

Section 3.7    Limitation on Sales and Leasebacks.

The Guarantor will not, and will not permit any subsidiary to, enter into any Sale-Leaseback Transaction after the date of this Supplemental Indenture unless:

(a)    the Sale-Leaseback Transaction:

(1)    involves a lease for a period, including renewals, of not more than five years;

(2)    occurs within 270 days after the date of acquisition, completion of construction or completion of improvement of such property; or

(3)    is with the Guarantor or one of its subsidiaries; or

(b)    the Guarantor or any subsidiary, within 270 days after the Sale-Leaseback Transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Guarantor or any subsidiary that is not subordinated to the Notes and that has a Stated Maturity of more than twelve months; or

(c)    the Guarantor or such subsidiary would be entitled pursuant to Section 3.6 to create, incur, issue or assume Indebtedness secured by a Lien on the property without equally and ratably securing the Notes.

As used in this Section 3.7, the term “value” shall mean, with respect to a Sale-Leaseback Transaction, as of any particular time an amount equal to the greater of (i) the net proceeds of sale of the property leased pursuant to such Sale-Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale-Leaseback Transaction as determined by the Board of Directors of the Guarantor, in each case multiplied by a fraction of which the numerator is the number of full years of remaining term of the lease (without regard to renewal options) and the denominator is the full years of the full term of the lease (without regard to renewal options).

Section 3.8    Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture and the Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 4

REDEMPTION OF NOTES

Section 4.1    Optional Redemption.

The Issuer may at its option redeem the Notes, in whole or in part, at any time or from time to time, on any date prior to the Stated Maturity, upon notice as set forth in Section 4.2, at the Redemption Price.

Section 4.2    Notice of Redemption.

Notice of redemption to the Holders of the Notes to be redeemed shall be given by delivering notice of such redemption, on at least 10 days’, but not more than 60 days’, prior notice delivered by electronic transmission, first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar, with a copy of such notice delivered to the Trustee. The notice of redemption of the Notes to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, delivered to the Trustee at least five Business Days before the date such notice is to be given to Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer. For so long as the Notes are listed on Euronext Dublin and the rules of Euronext Dublin so require, the Issuer shall publish a notice of redemption in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times). Such notice of redemption may instead be published on the website of the Euronext Dublin.

Notice of any redemption of the Notes in connection with a corporate transaction (including an equity offering, an incurrence of indebtedness or a change of control) may, at the Issuer ’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded or the Redemption Date delayed in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Issuer may provide in such notice that payment of the Redemption Price and performance of its obligations with respect to such redemption may be performed by another Person.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the Redemption Date.

Section 4.3    Deposit of Redemption Price.

On or prior to the Redemption Date, the Issuer shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Notes to be redeemed on that Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and subject to the rules of the applicable depositary.

Section 4.4    Tax Redemption.

(a)    If, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or in any Taxing Jurisdiction affecting taxation or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the date of this Supplemental Indenture, the Issuer or the Guarantor (or any of their respective successors), as the case may be, is or will be obligated to pay any Additional Tax Amounts with respect to the Notes, and if the Issuer or the Guarantor (or any of their respective successors), as the case may be, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or any of their respective successors), as the case may be, after taking reasonable measures available to it, then at the option of the Issuer or the Guarantor (or any of their respective successors), as the case may be, the Notes may be redeemed in whole, but not in part, at any time, upon the giving not less than 10 days’ nor more than 60 days’ notice to the Trustee and the Holders of the Notes, at the Redemption Price; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or their respective successors), as the case may be, would, but for such redemption, be obligated to pay such Additional Tax Amounts were a payment on the Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect. The notice of tax redemption shall be given by the Issuer or, at the Issuer’s request delivered to the Trustee at least five Business Days before the date such notice is to be given to Holders (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuer.

(b)    Not less than five Business Days (unless a shorter period shall be acceptable to the Trustee) before any notice of tax redemption pursuant to Section 4.4(a) is given to the Trustee or the Holders of the Notes, the Issuer or the Guarantor (or their respective successors), as the case may be, shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer or the Guarantor (or their respective successors), as the case may be, is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer or the Guarantor (or their respective successors), as the case may be, to so redeem have occurred or have been satisfied and (ii) an opinion of independent legal counsel of recognized standing to that effect based on the statement of facts. Such notice, once given to the Trustee, shall be irrevocable.

ARTICLE 5

SATISFACTION AND DISCHARGE

Section 5.1    Satisfaction and Discharge.

(a)    With respect to the Notes, Section 9.01 of the Base Indenture is not applicable.

(b)    The Issuer and the Guarantor may satisfy and discharge their obligations under this Supplemental Indenture with respect to any Notes while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date.

ARTICLE 6

APPOINTMENT OF PAYING AGENT

Section 6.1    Paying Agent.

The Issuer hereby appoints The Bank of New York Mellon, London Branch, to act as Paying Agent. In connection with its appointment and acting hereunder, the Paying Agent is entitled to all the rights, privileges, protections, immunities, benefits and indemnities provided to the Trustee under the Indenture.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1    Scope of Supplemental Indenture.

(a)    The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Issuer under the Base Indenture. Other than such, changes, modifications and supplements, the Base Indenture is incorporated by reference herein and affirmed in all respects.

Section 7.2    Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Notes.

Nothing in this Supplemental Indenture, the Base Indenture or in the Notes or the Guarantee, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 7.3    Successors and Assigns of Issuer and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 7.4    Notices and Demands on Issuer, Trustee, Paying Agent and Holders of Notes

Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or delivered to or by the Trustee, the Paying Agent or by the Holders of Notes to the Issuer or the Guarantor shall be in writing in the English language and may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee and the Paying Agent) as follows:

If to the Issuer:

Teva Pharmaceutical Finance Netherlands II B.V.

Piet Heinkade 107, 1019 GM

Amsterdam, Netherlands

Attention: Managing Director

Fax: +972-39-062501

with a copy (which shall not constitute notice) to:

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, PA 19454

Attention: David M. Stark

Fax: +1 (215) 293-6499

with a copy (which shall not constitute notice)to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff, P.C.

        Ross M. Leff, P.C.

Fax: +1 (212) 446-4900

If to the Guarantor:

Teva Pharmaceutical Industries Limited

5 Basel Street, P.O. Box 3190

Petach Tikva 4951033 Israel

Attention: Corporate Treasurer

Facsimile: +972-3-914-8678

with copies (which shall not constitute notice) to:

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, PA 19454

Attention: David M. Stark

Fax: +1 (215) 591-8811

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Joshua N. Korff, P.C.

        Ross M. Leff, P.C.

Fax: +1 (212) 446-4900

Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Notes to or upon the Trustee or the Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail as follows:

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust – Global Finance Unit

Fax: (212) 815-2830

If to the Paying Agent:

The Bank of New York Mellon, London Branch

One Canada Square

Canary Wharf

London E14 5AL

United Kingdom

Attn: Manager Corporate Trust Services

Fax: +44 207 964 2536

with a copy (which shall not constitute notice) to the Trustee.

The Trustee also agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.

The Issuer, the Guarantor or the Trustee by written notice to each other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuer or the Guarantor shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format or if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or the Paying Agent shall be deemed delivered upon receipt.

Where this Supplemental Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing, in the English language, and delivered to each Holder entitled thereto, at his last address as it appears in the register of the Notes. In any case where notice to Holders is given by mail, personal delivery, telecopy or electronic delivery, neither the failure to mail such notice, nor any defect in any notice so mailed or delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Holders of Notes when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything to the contrary contained herein, in the Base Indenture or in the Notes, where this Supplemental Indenture, the Base Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to Euroclear or Clearstream electronically or by other method in accordance with the procedures thereof.

Section 7.5    Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein.

Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Supplemental Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate or Guarantor’s Officer’s Certificate, as the case may be, stating that all conditions precedent provided for in this Supplemental Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an Officer of Officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 7.6    Payments Due on Saturdays, Sundays and Holidays.

If the date of maturity of interest (including Additional Interest, if applicable) on or principal of the Notes or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of interest (including Additional Interest, if applicable) or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest (including Additional Interest, if applicable) shall accrue for the period after such date.

Section 7.7    Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

Section 7.8    New York Law to Govern.

This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 7.9    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.10    Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.11    Submission to Jurisdiction.

Each of the Issuer, the Guarantor, the Paying Agent and the Trustee agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any law suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Notes remain Outstanding or the parties hereto have any obligation under this Supplemental Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road, North Wales, PA 19454) as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent. The Issuer will provide written notice to the Trustee of any change in the Authorized Agent. In the event that any Authorized Agent resigns, is removed or becomes incapable of so acting, the Issuer shall promptly appoint a successor Authorized Agent and shall notify the Trustee in writing of such change in Authorized Agent.

Section 7.12    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1    Without Consent of Holders.

(a)    Sections 7.01(d), (e), (f), (g), (h), (k), (l), (m), (n), (q) and (r) of the Base Indenture are not applicable with respect to the Notes.

(b)    In addition to the provisions set forth in Section 7.01 of the Base Indenture as amended by Section 7.1(a) above, the Issuer, the Guarantor and the Trustee may amend, modify or supplement the Base Indenture, this Supplemental Indenture or the Notes without the consent of any Holder for one or more of the following purposes:

(1)    to cure any ambiguity, supply any omission or correct or supplement any provision contained herein, in the Base Indenture, in any supplemental indenture or in the Notes which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that such amendment, modification or supplement shall not, in the good faith opinion of the Issuer’s managing and supervisory directors, adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Supplemental Indenture to the description of the Notes contained in the Issuer’s Offering Memorandum dated November 19, 2019 will not be deemed to adversely affect the interests of the Holders of the Notes;

(2)    to surrender any right or power conferred upon the Issuer or the Guarantor hereunder;

(3)    to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(4)    to authorize the issuance of Add On Notes of Notes pursuant to Section 2.9; and

(5)    to add or modify any other provision of the Indenture which the Issuer or the Guarantor, as the case may be, and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Notes.

Section 8.2    With Consent of Each Affected Holder.

In addition to the provisions set forth in Section 7.02 of the Base Indenture, the Issuer, the Guarantor and the Trustee may not amend, modify or supplement the Base Indenture, this Supplemental Indenture or the Notes for one or more of the following purposes without the consent of each Holder so affected:

(a)    to modify the Guarantor’s obligation to own, directly or indirectly, all of the outstanding Capital Stock or membership interests, as applicable, of the Issuer pursuant to Section 3.5 of this Supplemental Indenture;

(b)    to modify any provision of Article 4 relating to redemption of Notes;

(c)    to modify the Guarantee in a manner that would adversely affect the interests of the Holders of Notes; and

(d)    to reduce the percentage in aggregate principal amount of the Notes then Outstanding necessary (i) to modify, amend or supplement the Base Indenture or this Supplemental Indenture or (ii) to waive any past default or Event of Default pursuant to Section 4.10 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Very truly yours,

TEVAPHARMACEUTICAL FINANCE
NETHERLANDS II B.V.,
as Issuer

By:	/s/ Tomer Amitai
Name:	Tomer Amitai
Title:	Authorized Representative

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

TEVA PHARMACEUTICAL
INDUSTRIES LIMITED, as Guarantor

By:	/s/ Kåre Schultz
Name:	Kåre Schultz
Title:	President and Chief Executive Officer

By:	/s/ Tomer Amitai
Name:	Tomer Amitai
Title:	Senior Vice President and Corporate Treasurer

(Signature Page Supplemental Indenture (Euro))

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

(Signature Page Supplemental Indenture (EUR))

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

[Insert Global Notes Legend, Restricted Notes Legend, Definitive Notes Legend and ERISA Legend, as applicable]

No.[●]	€[●] [as revised by the Schedule of Increases or
Decreases in the Global Note attached hereto][1]

ISIN No. [●]

GLOBAL NOTE

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

6.000% Senior Notes due 2025

Payment of Principal, Interest and Additional Tax Amounts and Additional Interest, in each case, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Note is in respect of an issue of 6.000% Senior Notes due 2025 (the “Notes”) of Teva Pharmaceutical Finance Netherlands II B.V., a private company with limited liability ( besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”, which term includes any successor corporation under the Senior Indenture hereinafter referred to), and issued pursuant to a base indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor, the Trustee and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”) and as further supplemented by a second supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 25, 2019, by and among the Issuer, the Guarantor, the Trustee and the Paying Agent. Unless the context otherwise requires, the capitalized terms used herein shall have the meanings specified in the Supplemental Indenture and the Base Indenture.

The Issuer, for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or its registered assigns, the principal amount of [●] Euros (€[●]) on January 31, 2025, and to pay interest on such principal amount in Euros at the rate of 6.000% per annum, computed on a basis of a 360 day year consisting of twelve 30 day months, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 2020. The interest so payable on January 31 and July 31 (each an “Interest Payment Date”) will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the related Interest Payment Date.

The Issuer shall also pay all Additional Interest, if any, on the applicable Interest Payment Date in the same manner as interest is paid on the Notes and in the amounts set forth in the Registration Rights Agreement.

[1]	Insert in Global Notes only.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL FINANCE
NETHERLANDS II B.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 6.000% Senior Notes due 2025 described in the within-named Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note (the “Guarantee”) the due and punctual payment of the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts and Additional Interest, in each case, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL INDUSTRIES
LIMITED

By:
Name:
Title:

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

6.000% Senior Note due 2025

Payment of Principal, Interest and Additional Tax Amounts and Additional Interest, in each case, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Teva Pharmaceutical Finance Netherlands II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.000% per annum from November 25, 2019 until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on each January 31 and July 31 of each year (each an “Interest Payment Date”), commencing July 31, 2020. If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue thereon on account of such delay.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

2.	Payment of Additional Interest.

The Issuer shall pay all Additional Interest, if any, on the applicable Interest Payment Date in the same manner as interest is paid on the Notes and in the amounts set forth in the Registration Rights Agreement.

For purposes of the foregoing discussion of Additional Interest, the following definitions are applicable:

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of November 25, 2019, among the Issuer, the Guarantor and the representatives of the initial purchasers set forth on Schedule I thereto and (ii) with respect to any Add On Notes, one or more registration rights agreements entered into in connection with the issuance of such Add On Notes in a private offering by the Issuer after the date hereof, as such agreements may be amended from time to time.

3.	Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest.

Payments on the Global Notes will be made through the Paying Agent. Payments on the Notes will be made in Euros at the specified office or agency of the Paying Agent; provided that all such payments with respect to Notes represented by one or more Global Notes deposited with and registered in the name of the

Common Depositary or its nominee for the accounts of Euroclear and Clearstream, will be by wire transfer of immediately available funds to the account specified in writing by the holder or holders thereof to the Common Depositary.

4.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Issuer has appointed The Bank of New York Mellon, London Branch, at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom as Paying Agent.

5.	Supplemental Indentures and Indenture.

The Issuer issued this Note under a Base Indenture (the “Base Indenture”), dated as of March 14, 2018, by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a first supplemental senior indenture, dated as of March 14, 2018, by and among the Issuer, the Guarantor, the Trustee and The Bank of New York Mellon, London Branch, as paying agent (the “Paying Agent”) and as further supplemented by a second supplemental senior indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 25, 2019, by and among the Issuer, the Guarantor, the Trustee and the Paying Agent. The terms of the Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

6.	Optional Redemption.

The Issuer may at its option redeem this Note, in whole or in part, at any time or from time to time, on any date prior to the Stated Maturity, upon notice as set forth in Section 4.2 of the Supplemental Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Supplemental Indenture) of the Notes being redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Reinvestment Rate, plus in each case accrued and unpaid interest thereon, if any (including Additional Interest, if any), to, but not including, the Redemption Date (as defined in the Supplemental Indenture); provided that if the Redemption Date is on or after October 31, 2024 (three months prior to the Stated Maturity of the Notes), the Redemption Price for the Notes will be equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any (including Additional Interest, if any), to, but not including, the Redemption Date.

On and after the Redemption Date, interest (including Additional Interest, if applicable) shall cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Issuer to the Holders as provided in the Supplemental Indenture.

7.	Tax Redemption.

If, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or in any Taxing Jurisdiction affecting taxation or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issuance of the Notes, the Issuer or the Guarantor (or any of their respective successors), as the case may be, is or will be obligated to pay any Additional Tax Amount with respect to the Notes, and if the Issuer or the Guarantor (or any of their respective successors), as the case may be, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or any of their respective successors), as the case may be, after taking reasonable measures available to it, then at the option of the Issuer or the Guarantor (or any of their respective successors), as the case may be, the Notes may be redeemed in whole, but not in part, at any time, upon the giving not less than 10 days’ nor more than 60 days’ notice to the Trustee and the Holders of the Notes, at the Redemption Price; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or their respective successors), as the case may be, would, but for such redemption, be obligated to pay such Additional Tax Amounts were a payment on the Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect.

8.	Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess of €100,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes.

The Issuer shall not be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first delivery of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption except, in the case of any Note where notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Notes between a record date and the next succeeding payment date.

In the event of redemption of the Notes in part only, in the case of a Global Note, the aggregate principal amount of such Global Notes may be increased or decreased by adjustments made on the records of the Depositary or, if necessary, a new Note or Notes for the unredeemed portion thereof will be issued in the name of the Holder hereof.

9.	Holders to be Treated as Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

10.	Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

11.	Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date.

12.	Supplement; Waiver.

Without notice to or the consent of the Holders of the Notes, the Indenture and the Notes may be amended, supplemented or otherwise modified by the Issuer, the Guarantor and the Trustee as provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the

Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

13.	Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

(a)    the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity or upon redemption;

(b)    the Issuer defaults in the payment of interest (including Additional Tax Amounts and Additional Interest, in each case, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(c)    the Guarantor fails to perform its obligations under the Guarantee;

(d)    except as otherwise permitted by the Indenture, the Guarantee is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(e)    either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, as the case may be, to remedy the same, shall have been given to the Issuer or the Guarantor, as the case may be, by the Trustee or to the Issuer or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(f)    (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $250,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $250,000,000 because of a default with respect to such Indebtedness, without, in the case of either (i) or (ii) above, such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

(g)    the occurrence of certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor as specified in the Supplemental Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

14.	Authentication.

This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

15.	ISIN Numbers and Common Codes.

The Issuer has caused ISIN numbers and Common Codes to be printed on this Note and, therefore, the Trustee shall use ISIN numbers and Common Codes in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

16.	Governing Law.

The Supplemental Indenture, the Base Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Note, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this
Note)

Your Signature:
(Sign exactly as your name appears on the face of this
Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to €         principal amount of Notes held in (check applicable space) book-entry or         definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee or its agent by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee or its agent by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Issuer, the Guarantor or any subsidiary thereof; or

(2) ☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐

to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5) ☐

pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6) ☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee or its agent will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Issuer, the Guarantor or the Trustee or its agent may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer, the Guarantor or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is €[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO REGULATION S

[Date]

The Bank of New York Mellon, as Trustee

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust – Teva Pharmaceutical Finance Netherlands II B.V.

Re:	6.000% Senior Notes due 2025 (the “Notes”) of Teva Pharmaceutical Finance Netherlands II B.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Senior Indenture, dated as of March 14, 2018, among the Company, the Guarantor and The Bank of New York Mellon, as Trustee, as supplemented by the first supplemental senior indenture, dated as of March 14, 2018, among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent and as further supplemented by the second supplemental senior indenture, dated as of November 25, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of €                aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note beneficially owned by] the undersigned, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)    the offer of the Notes was not made to a person in the United States

(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)    we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

B-2

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

The Bank of New York Mellon, as Trustee

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust – Teva Pharmaceutical Finance Netherlands II B.V.

Re:	6.000% Senior Notes due 2025 (the “Notes”) of Teva Pharmaceutical Finance Netherlands II B.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Senior Indenture, dated as of March 14, 2018 (the “Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee, as supplemented by the first supplemental senior indenture, dated as of March 14, 2018, among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent and as further supplemented by a second supplemental senior indenture, dated as of November 25, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €                 aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note:        , which represents an interest in a Regulation S Global Note beneficially owned by] the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

C-1

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO RULE 144

The Bank of New York Mellon, as Trustee

240 Greenwich Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust – Teva Pharmaceutical Finance Netherlands II B.V.

Re:	6.000% Senior Notes due 2025 (the “Notes”) of Teva Pharmaceutical Finance Netherlands II B.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Senior Indenture, dated as of March 14, 2018 (the “Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee, as supplemented by the first supplemental senior indenture, dated as of March 14, 2018, among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent and as further supplemented by the second supplemental senior indenture, dated as of November 25, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, and as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantor, The Bank of New York Mellon, as Trustee, and The Bank of New York Mellon, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of €                aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note beneficially owned by] the undersigned, we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

D-1